Exhibit 99.2

                              ROYAL PRECISION, INC.
                           APPOINTS ERNST & YOUNG LLP
                             AS INDEPENDENT AUDITORS

                              FOR IMMEDIATE RELEASE

Contact:  JOHN C. LAUCHNOR, President and Chief Operating Officer
          FRANK W. MERTES, Vice President - Finance and Chief Financial Officer Royal Precision, Inc. (860) 489-9254
          INTERNET:  WWW.ROYALPRECISION.COM

          RCG Capital Markets Group, Inc. (480) 675-0400
          JOE DORAME
          INTERNET: WWW.RCGONLINE.COM

(MAY 24, 2002) - TORRINGTON, CONNECTICUT - Royal Precision, Inc. (OTCBB: RIFL), the manufacturer of the Rifle(TM) shaft, one of the most widely-used golf club shafts on the professional golf tours, and distributor of Royal Grip(R) golf club grips, today announced that its Board of Directors has appointed Ernst & Young LLP as the Company's independent auditors.

The appointment of Ernst & Young was made after careful consideration by the Company's Board of Directors, Audit Committee and management of the Company, and concludes an extensive evaluation process.

"We look forward to working with Ernst & Young in the firm's new role as our independent auditors," said Frank W. Mertes, Vice President - Finance and Chief Financial Officer of Royal Precision, Inc.

Prior to the selection of Ernst & Young, Arthur Andersen had served as the Company's independent auditors.

Royal Precision, Inc. is a leading designer, manufacturer and distributor of high-quality, innovative golf club shafts, including the Rifle shaft featuring the Company's "Frequency Coefficient Matching" technology, or "FCM," designed to provide consistent flex characteristics to all the clubs in a golfer's bag. Royal Precision, Inc. is also a designer and distributor of Royal Grip(R) golf club grips offering a wide variety of standard and custom models, all of which feature durability and a distinctive feel and appearance.
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THIS PRESS RELEASE  INCLUDES  STATEMENTS  WHICH MAY CONSTITUTE  FORWARD  LOOKING
STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISION OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS, WHICH USUALLY CONTAIN THE WORDS
"BELIEVE",  "EXPECT",   "ANTICIPATE",  OR  "WILL",  ARE  SUBJECT  TO  RISKS  AND
UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD LOOKING STATEMENTS. FACTORS THAT WOULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, RISKS RELATED TO THE COMPANY'S DEPENDENCE ON DISCRETIONARY CONSUMER SPENDING AND DEMAND FROM ORIGINAL EQUIPMENT MANUFACTURERS,THE COMPANY'S LIMITED OPERATING HISTORY, THE TIMELINESS AND MARKET ACCEPTANCE OF NEW PRODUCT INTRODUCTIONS, COMPETITION, SEASONALITY OF SALES, FLUCTUATIONS IN OPERATING RESULTS, PROTECTION OF INTELLECTUAL PROPERTY RIGHTS, SUPPLY DELAYS, USE OF THIRD PARTY SUPPLIERS, CUSTOMER CONCENTRATION AND OTHER FACTORS DETAILED IN EXHIBIT 99.1 TO THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MAY 31, 2001 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.